UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

The Beacon Financial Futures Fund, L.P.

(Exact name of registrant as specified in charter)

333-115353

(Commission File Number)

Delaware	20-0963234
(State of Organization)	(IRS Employer Identification Number)

c/o Beacon Management Corporation (USA) 116 Village Boulevard Suite 210 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 514-1801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

1.	As of April 17, 2007, the Beacon Financial Futures Fund (Issuer) is not yet able to file its 10-K report for the calendar year 2006 with the Commission. The filing of this report has been delayed due to delays in completing the year-end audit and review of the report by the issuer’s auditors. Part of this delay has been the result of preparing and reviewing additional financial reports requested by the Commission in recent correspondence with the issuer.

2.	The issuer does not expect the final audit opinion to be qualified when it is issued nor does the issuer expect future delays in filings.

3.	The issuer has been advised by its auditor that the audit opinion should be available by April 30, 2007 at which time the issuer will immediately file the 10-K report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 17, 2007.

THE BEACON FINANCIAL FUTURES FUND, L.P.
(Registrant)

By:	Beacon Management Corporation (USA)
General Partner

By:	/s/ Mark S. Stratton
Mark S. Stratton
President